Exhibit 10.5

THIRD AMENDMENT TO LEASE AGREEMENT
This Third Amendment to Lease Agreement (this “Third Amendment”) is made and intended to be effective as of October 1, 2023 (the “Third Amendment Effective Date”), between HARBOR BAY NLA LLC, a Delaware limited liability company (together with any of its successors or assigns, hereinafter called the “Landlord”), and PENUMBRA, INC., a Delaware corporation (together with any of its respective successors or assigns permitted by the Existing Lease (as defined below), hereinafter called the “Tenant”).
RECITALS
A.    Landlord (as successor-in-interest to SKS Harbor Bay Associates, LLC) and Tenant are parties to that certain Lease Agreement dated as of December 17, 2015 (the “Original Lease”), as amended by that certain First Amendment to Lease Agreement dated as of July 14, 2021 (the “First Amendment”), and that certain Second Amendment to Lease Agreement dated as of September 1, 2021 (the “Second Amendment,” together with the First Amendment and the Original Lease, as so amended, collectively, the “Existing Lease”). The Existing Lease, as amended by this Third Amendment, is referred to herein as the “Lease”.
B.    On the Third Amendment Effective Date, Landlord tendered possession of the Must-Take Space comprised of Suite 200 located at the 1301 Harbor Bay Building, containing 31,933 square feet of rentable area (the “Third Amendment Must-Take Space”), to Tenant. Landlord and Tenant desire to amend the Existing Lease to reflect the addition of the Third Amendment Must-Take Space to the Premises, all pursuant to the terms and conditions more fully set forth herein. This Third Amendment is being executed and delivered by Landlord and Tenant in accordance with clause (e) of Section 1.4 of the Original Lease.
NOW, THEREFORE, in consideration of the recitals set forth above, the covenants and agreements contained herein, and other good and valuable consideration, the receipt, adequacy and total sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
1.    Recitals/Terms. All recitals to this Third Amendment set forth above are hereby incorporated herein. All capitalized terms used but not otherwise defined herein shall have the meanings set forth for such terms in the Existing Lease.
2.    Addition of Third Amendment Must Take Space. Effective as of the Third Amendment Effective Date, the Premises will be deemed to be increased by the addition of the Third Amendment Must-Take Space, and the rentable area of the Premises will be deemed increased from 185,360 rentable square feet to 217,293 rentable square feet. From and after the Third Amendment Effective Date, all references in the Existing Lease to the “Premises” shall be deemed to refer collectively to the Premises (as defined in the Existing Lease) and the Third Amendment Must Take Space. The Third Amendment Effective Date shall be deemed to be the “Must-Take Space Commencement Date” with respect to the Third Amendment Must-Take Space.
3.    Base Rent for Third Amendment Must Take Space. Effective as of the Third Amendment Effective Date Tenant shall pay Base Rent to Landlord in the amount set forth in the column entitled

“New Total Rent with Must Take Space” set forth in Exhibit K of the Second Amendment, which, for the sake of convenience, is reattached hereto for reference (but, for the avoidance of doubt, the Exhibit K attached hereto is not intended to modify, amend, restate or supersede in any respect the Base Rent payable with respect to the Premises (including the Third Amendment Must Take Space)). Pursuant to Section 2(c) of the Second Amendment, Tenant shall be entitled to one hundred fifty (150) days of Base Rent abatement, subject to the terms and conditions of the Lease.
4.    Tenant’s Building Percentage and Tenant’s Common Area Building Percentage. Effective as of the Third Amendment Effective Date:
(a)    Tenant’s Building Percentage with respect to the 1301 Harbor Bay Building is 100% (i.e., 68,886/68,886); and
(b)    Tenant’s Common Area Building Percentage is 100% (i.e., 217,293/217,293).
5.    Maximum Parking Allocation. Effective as of the Third Amendment Effective Date, Tenant’s Maximum Parking Allocation is 717 spaces.
6.    Tenant Improvement Allowance. Tenant is entitled to a Tenant Improvement Allowance in the amount of $105.07 per rentable square foot of the Third Amendment Must-Take Space (i.e., $3,355,200.31) pursuant to Section 2(d) of the Second Amendment. In connection therewith, the Tenant Improvements to be constructed by Tenant in the Third Amendment Must-Take Space shall be performed and undertaken in accordance with, and shall in all respects (inclusive of the process for disbursement of any Tenant Improvement Allowance described above, as set forth in Section 2.2.2 of Exhibit C attached to the Original Lease) be subject to the terms and conditions of, Exhibit C attached to the Original Lease (except to the extent such terms expressly and specifically conflict with this Section 2(c) of the Second Amendment, in which case the terms of said Section 2(c) shall control), provided that Tenant will not be required to use union-affiliated labor or any Landlord-specified contractor or vendor in the performance of any such Tenant Improvements. Notwithstanding the terms of the Lease, Landlord agrees that the Outside Allowance Date for the Tenant Improvement Allowance attributable to the Third Amendment Must-Take Space will be the date that is two (2) years after the Third Amendment Effective Date (i.e., October 1, 2025).
7.    Confirmation. Except as expressly modified by the terms and provisions of this Third Amendment, all of the terms and provisions of the Existing Lease are unchanged and continue in full force and effect and all rights, remedies, liabilities and obligations evidenced by the Existing Lease are hereby acknowledged by Tenant to be valid and subsisting and to be continued in full force and effect. The Existing Lease, as modified and amended hereby, is hereby ratified and confirmed by Landlord and Tenant, and every provision, covenant, condition, obligation, right, term and power contained in and under the Existing Lease, as modified and amended hereby, shall continue in full force and effect. All references to the Lease in the Existing Lease shall mean the Existing Lease as modified and amended by this Third Amendment. Tenant represents and warrants to Landlord that, as of the Third Amendment Effective Date: (i) Tenant is not in default under the Existing Lease and, to Tenant’s knowledge, no event or condition exists which, with the giving of notice or the passage of time or both, would give rise to a default by Tenant under the Existing Lease, (ii) Tenant has no knowledge of a right or claim of set off, discount, deduction, defense or counterclaim or any claim that could be asserted in any action brought to enforce the Existing Lease or otherwise asserted against Landlord in connection with the Existing Lease, and (iii) there is no default by Landlord under the Existing Lease; the foregoing representations in clauses (ii) and (iii) notwithstanding, Landlord acknowledges that Tenant has not yet exercised the audit right set forth in Section 5.4 of the Existing Lease and reserves the right to make claims based on such exercise if Tenant does exercise such audit rights.
8.    Costs and Expenses. Landlord shall be responsible for and shall pay all costs and expenses incurred by Landlord in connection with the preparation, negotiation, execution and delivery of this Third Amendment and any necessary amendment to the Memorandum of Lease, including the legal fees and expenses of Landlord. Tenant shall be responsible and shall pay for all costs and expenses incurred by Tenant in connection with the preparation, negotiation, execution and delivery of this Third Amendment and any necessary amendment to the Memorandum of Lease, including the legal fees and expenses of Tenant.
9.    Brokers. Tenant represents and warrants to Landlord that it has been represented on an exclusive basis by Tenant's Broker in negotiation of this Third Amendment. Landlord acknowledges that a brokerage fee is due the Tenant’s Broker from Landlord for this Third Amendment pursuant to the Tenant’s Broker Commission Agreement attached to the Existing Lease as Exhibit Q. The Broker Commission Agreement attached to the Existing Lease as Exhibit Q remains in full force and effect. Except for amounts owing to Tenant’s Broker as described therein, each party hereby agrees to indemnify and hold the other party harmless of and from any and all damages, losses, costs, or expenses (including, without limitation, all attorneys’ fees and disbursements) by reason of any claim of or liability to any other broker or other person claiming through the indemnifying party and arising out of or in connection with the negotiation, execution, and delivery of this Third Amendment.
10.    Representations and Warranties. Tenant hereby reaffirms in their entirety all of the representations and warranties set forth in the Existing Lease and this Third Amendment, as of the Third Amendment Effective Date, except for any such representations or warranties that were made as of a specific date.
11.    No Other Modifications. Landlord and Tenant hereby acknowledge and agree that the Existing Lease has not been modified, amended, canceled, terminated, released, superseded or otherwise rendered of no force or effect except as described herein.
12.    Parties Bound. This Third Amendment shall be binding upon the parties hereto and their respective permitted successors and assigns.
13.    Counterparts. This Third Amendment may be executed in counterparts, each of which shall be an original but all of which together shall constitute one agreement, binding on all of the parties hereto notwithstanding that all of the parties hereto are not signatories to the same counterpart. For purposes of this Third Amendment, each of the parties hereto agrees that a facsimile copy of the signature of the person executing this Third Amendment on either party’s behalf shall be effective as an original signature and legally binding and effective as an execution counterpart hereof. Each of the undersigned parties authorizes the assembly of one or more original copies of this Third Amendment through the combination of the several executed counterpart signature pages with one or more bodies of this Third Amendment including the Exhibits, if any, to this Third Amendment, such that this Third Amendment shall consist of the body of this Third Amendment, counterpart signature pages which collectively will contain the signatures of the undersigned parties hereto, and the Exhibits, if any, to this Third Amendment. Each such compilation of this Third Amendment shall constitute one original of this Third Amendment.
14.    Signor’s Warranty. Each individual executing and delivering this Third Amendment on behalf of the party hereby warrants and represents to the other party solely in his or her capacity as an officer of the applicable signatory that he or she has been duly authorized and has the power to make such execution and delivery.
15.    Captions. Article, Section and/or paragraph headings used herein are for convenience of reference only and shall not affect the construction of any provision hereof.
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IN WITNESS WHEREOF the parties have executed this Third Amendment as of the Third Amendment Effective Date.

LANDLORD:

HARBOR BAY NLA LLC, a Delaware limited liability company

By: /s/ Barclay Jones
Name: Barclay Jones
Title: Authorized Person

TENANT:

PENUMBRA, INC., a Delaware corporation

By: /s/ Adam Elsesser
Name Adam Elsesser
Title: CEO and President